Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,868,325)
Unrealized Gain (Loss) on Market Value of Futures	3,927,142
Dividend Income	3,564
Interest Income	19,266
ETF Transaction Fees	5,974
Total Income (Loss)	$1,087,621

Expenses
Sponsor Management Fees	$18,006
Brokerage Commissions	12,434
Total Expenses	$30,440
Net Income (Loss)	$1,057,181

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$15,841,149
Additions (450,000 Shares)	7,807,363
Withdrawals (350,000 Shares)	(7,127,597)
Net Income (Loss)	1,057,181

Net Asset Value End of Month	$17,578,096
Net Asset Value Per Share (950,040 Shares)	$18.50

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,402,359
Unrealized Gain (Loss) on Market Value of Futures	(1,283,212)
Interest Income	4,256
ETF Transaction Fees	1,380
Total Income (Loss)	$124,783

Expenses
Sponsor Management Fees	$3,579
Brokerage Commissions	2,992
Total Expenses	$6,571
Net Income (Loss)	$118,212

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$7,145,666
Withdrawals (375,033 Shares)	(3,476,381)
Net Income (Loss)	118,212

Net Asset Value End of Month	$3,787,497
Net Asset Value Per Share (450,007 Shares)	$8.42

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,465,966)
Unrealized Gain (Loss) on Market Value of Futures	2,643,930
Dividend Income	3,564
Interest Income	23,522
ETF Transaction Fees	7,354
Total Income (Loss)	$1,212,404

Expenses
Sponsor Management Fees	$21,585
Brokerage Commissions	15,426
Total Expenses	$37,011
Net Income (Loss)	$1,175,393

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$22,986,815
Additions (450,000 Shares)	7,807,363
Withdrawals (725,033 Shares)	(10,603,978)
Net Income (Loss)	1,175,393

Net Asset Value End of Month	$21,365,593

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596